                                                     For Additional Information,
                                                     Contact Robert O. Bratton,
                                                     Chief Financial Officer
                                                     (704) 721-4473
                                                           or
                                                     David E. Keul, Controller
                                                     (704) 721-4482


FOR IMMEDIATE RELEASE
October 12, 1999


                      FIRST CHARTER ANNOUNCES INCREASES IN
                     THIRD QUARTER AND YEAR TO DATE EARNINGS

Concord, North Carolina -- First Charter Corporation (NASDAQ: FCTR) reported today net income for the third quarter of 1999 of $7.1 million, or $0.40 per diluted share, compared to a net loss of $9.4 million, or $0.51 per diluted share, in the third quarter of 1998. Lawrence M. Kimbrough, President and Chief Executive Officer commented that "We have now completed the successful integration of HFNC Financial Corp. into First Charter. We feel that the integration process has gone very well and that we have already begun to realize many of the anticipated benefits of this merger." For comparative purposes, the 1999 third quarter results include pretax total gains of $1.8 million from the sale of property ($0.06 per diluted share, after tax), while the 1998 third quarter results included pretax merger expenses of $18.2 million ($0.77 per diluted share, after tax), primarily associated with First Charter's merger with HFNC Financial Corp. Recurring net income for the third quarter of 1999 amounted to $6.0 million, or $0.34 per diluted share, compared to recurring net income of $4.9 million, or $0.26 per diluted share for the third quarter of 1998.

Net income for the nine month period ended September 30, 1999 amounted to $19.8 million, or $1.09 per diluted share, compared to $3.4 million, or $0.18 per diluted share, during the same nine month period in 1998. For comparative purposes, the 1999 results include pretax total gains of $3.5 million ($0.13 per diluted share, after tax) on sales of property and mortgage loans. The 1998 results included a pretax net expense of $15.8 million ($0.68 per diluted share, after tax). This net expense in 1998 included pretax gains totaling $2.4 million from the nonrecurring sales of securities and First Charter's merchant card program, which was offset by the $18.2 million of pretax merger expenses. Recurring net income for the nine month period ended September 30, 1999 amounted to $17.5 million, or $0.96 per diluted share, compared to recurring net income of $16.1 million, or $0.86 per diluted share for the same period in 1998.

"Our growth is fueled not only by the economic vitality of the Charlotte metropolitan market, but also by our continuing emphasis on understanding and meeting the needs of our customers," noted Kimbrough. "Our focus on customer service is paramount. Although First Charter is known for giving exceptional customer service already, our goal is to create EXTRAORDINARY customer experiences each and every day. Our customers can truly Expect More From Us."

Net interest income for the third quarter of 1999 increased to $17.2 million, up 4.3% compared to the same quarter of 1998. Net interest income for the nine months ended September 30, 1999 increased 4.6% to $51.6 million, compared to $49.3 million in the comparable period in 1998. These increases were driven primarily by decreases in the cost of funding.

Noninterest Income and Expense

Noninterest income for the third quarter of 1999 totaled $5.4 million compared to $2.7 million for the same period in 1998. For comparative purposes, the 1999 third quarter results include total gains of $1.8 million from the sale of property. Excluding this item, noninterest income increased 34.2% in the third quarter 1999 compared to the same period in 1998. This increase was primarily the result of revenue growth from First Charter Insurance Services, which has acquired four insurance agencies in the last twelve months using the purchase accounting method.

Noninterest income for the nine months ended September 30, 1999 totaled $14.5 million compared to $10.5 million for the same period in 1998. For comparative purposes, the 1999 results include total gains of $3.5 million from the sales of property and mortgage loans, while the 1998 results included total gains of $2.3 million from the sale of securities and the sale of First Charter's merchant card program. Excluding these items, noninterest income increased 35.4% for the nine month period ended September 30, 1999 compared to the same period in 1998.

Noninterest expense for the third quarter of 1999 totaled $11.6 million compared to $29.3 million for the same period in 1998. For comparative purposes, the 1998 third quarter results included the 1998 merger expenses of $18.2 million. Excluding the merger expenses, noninterest expense for the third quarter increased 4.9% compared to the same period in 1998.

Noninterest expense for the nine months ended September 30, 1999 totaled $34.2 million compared to $49.0 million for the same period in 1998. For comparative purposes, the nine months ended September 30, 1998 results included the 1998 merger costs of $18.2 million. Excluding the merger costs, noninterest expense for the nine months ended September 30, 1999 increased 11.2% compared to the same period in 1998. This increase was the result of strategic investments in technology and a major brand advertising campaign designed to increase First Charter's name recognition throughout the greater Charlotte metropolitan region.

Balance Sheet

Net loans at September 30, 1999 amounted to $1.37 billion, compared to $1.39 billion and $1.41 billion at September 30, 1998 and December 31, 1998, respectively. This reduction from prior periods is due to the sale of $147.6 million of 30 year fixed rate mortgage loans in April 1999. Strong commercial loan portfolio growth during 1999 has largely offset the amount of mortgage loans sold. The provision for loan losses for the nine months ended September 30, 1999 amounted to $2.6 million compared to $1.9 million for the same period in 1998. As a result of year to date increased commercial loan volume, mostly occurring during the first six months of 1999, the year to date provision for loan losses has increased from prior year levels. The provision for loan losses during the third quarter of 1999 amounted to $375,000, compared to $655,000 during the same period in 1998. This reduction from the prior period is a result of decreased net charge-offs for the third quarter of 1999 compared to the prior year period and a 14.6% decline in nonperforming assets to $8.6 million, representing 0.47% of total assets at September 30, 1999, compared to 0.55% at September 30, 1998 and 0.53% at December 31, 1998.

Total deposits at September 30, 1999 amounted to $1.14 billion, compared to $1.09 billion and $1.12 billion at September 30, 1998 and December 31, 1998, respectively. Shareholders' equity at September 30, 1999 was $228.5 million, which represents a book value per share of $13.01 and an equity-to-assets percentage of 12.55%. Based on the $17.50 closing price of First Charter Corporation common stock at September 30, 1999, the Corporation had a market capitalization of $307.4 million.

Share Repurchase Program

On April 27, 1999, First Charter Corporation announced its intent to repurchase up to 1 million shares of its common stock. As of September 30, 1999, the Corporation has repurchased and retired 994,148 shares.

CORPORATE PROFILE

First Charter Corporation is the holding company for First Charter National Bank. A regional financial services company with assets of $1.8 billion, First Charter operates 33 financial centers and 71 ATMs located in six counties throughout the greater Charlotte metropolitan area. First Charter provides businesses and individuals with a broad range of financial services, including banking, comprehensive financial planning, funds management, investments, insurance, mortgages and a full array of employee benefit programs. Common stock for First Charter Corporation is traded under the symbol "FCTR" on the NASDAQ National Market.

This news release contains forward-looking statements. Such statements are subject to certain factors which may cause the company's results to vary from those expected, including the risks set forth from time to time in the company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

                  (SELECTED FINANCIAL INFORMATION IS ATTACHED)

First Charter Corporation and Subsidiaries
(Unaudited, except for December 1998 amounts)

Consolidated Balance Sheets
(Dollars in thousands)

                                                    September 30,  September 30,             December 31,
                                                            1999           1998    Change           1998         Change
                                                   ---------------------------------------------------------------------
ASSETS:
Cash and due from banks..........................  $      36,867  $      35,944       2.6 %  $    41,884          (12.0)%
Federal funds sold...............................              -         26,305    (100.0)         6,402         (100.0)
Interest earning bank deposits...................          4,978          5,522      (9.9)        11,713          (57.5)
Securities available for sale....................        342,037        310,963      10.0        331,799            3.1
Loans, net.......................................      1,367,648      1,391,432      (1.7)     1,406,967           (2.8)
Other assets.....................................         68,349         62,139      10.0         65,592            4.2
                                                   ---------------------------------------------------------------------
     Total assets................................  $   1,819,879  $   1,832,305      (0.7)   $ 1,864,357           (2.4)
                                                   =====================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY:
Total deposits...................................  $   1,136,606  $   1,092,996       4.0 %  $ 1,123,035            1.2 %
Other borrowings.................................        426,704        464,753      (8.2)       469,944           (9.2)
Other liabilities................................         28,119         31,296     (10.2)        25,406           10.7
                                                   ---------------------------------------------------------------------
     Total liabilities...........................      1,591,429      1,589,045       0.2      1,618,385           (1.7)
     Total shareholders' equity..................        228,450        243,260      (6.1)       245,972           (7.1)
                                                   ---------------------------------------------------------------------
     Total liabilities and shareholders' equity..  $   1,819,879  $   1,832,305      (0.7)   $ 1,864,357           (2.4)
                                                   =====================================================================


Consolidated Statements of Income
(Dollars in thousands)

                                                        Three Months Ended September 30,         Nine Months Ended September 30,
                                                   --------------------------------------------------------------------------------
                                                            1999           1998     Change          1999           1998      Change
                                                   --------------------------------------------------------------------------------
Interest and fees on loans......................   $      28,594  $      29,548      (3.2)%  $    86,907  $      86,736        0.2 %
Interest on securities..........................           4,913          4,713       4.2         14,289         14,199        0.6
Other interest income...........................              44            367     (88.0)           354            968      (63.4)
                                                   --------------------------------------------------------------------------------
   Total interest income........................          33,551         34,628      (3.1)       101,550        101,903       (0.3)
                                                   --------------------------------------------------------------------------------
Interest on deposits............................          10,897         11,715      (7.0)        33,140         34,541       (4.1)
Other interest expense..........................           5,451          6,424     (15.1)        16,855         18,069       (6.7)
                                                   --------------------------------------------------------------------------------
   Total interest expense.......................          16,348         18,139      (9.9)        49,995         52,610       (5.0)
                                                   --------------------------------------------------------------------------------
     Net interest income........................          17,203         16,489       4.3         51,555         49,293        4.6
Provision for loan losses.......................             375            655     (42.7)         2,600          1,917       35.6
                                                   --------------------------------------------------------------------------------
     Net interest income after provision........          16,828         15,834       6.3         48,955         47,376        3.3
                                                   --------------------------------------------------------------------------------
Trust income....................................             583            492      18.5          1,683          1,439       17.0
Service charges on deposit accounts                        1,159          1,078       7.5          3,331          3,186        4.6
Gain on sale of securities......................             225              5   4,400.0            843          1,962      (57.0)
Gain on sale of loans...........................               -              -         -          1,757              -          -
Gain on sale of property........................           1,752              -         -          1,752              -          -
Insurance and other fee income..................           1,176            627      87.6          3,813          2,023       88.5
Other noninterest income........................             478            497      (3.8)         1,335          1,867      (28.5)
                                                   --------------------------------------------------------------------------------
   Total noninterest income.....................           5,373          2,699      99.1         14,514         10,477       38.5
                                                   --------------------------------------------------------------------------------
Salaries and employee benefits..................           6,374          5,988       6.4         17,980         17,624        2.0
Occupancy and equipment.........................           1,883          1,522      23.7          5,463          4,332       26.1
Merger expense..................................               -         18,192    (100.0)             -         18,192     (100.0)
Other noninterest expense.......................           3,392          3,597      (5.7)        10,801          8,844       22.1
                                                   --------------------------------------------------------------------------------
   Total noninterest expense....................          11,649         29,299     (60.2)        34,244         48,992      (30.1)
                                                   --------------------------------------------------------------------------------
     Income (loss) before income taxes..........          10,552        (10,766)    198.0         29,225          8,861      229.8
   Income taxes.................................           3,434         (1,318)    360.5          9,413          5,505       71.0
                                                   --------------------------------------------------------------------------------
Net income (loss)...............................   $       7,118  $      (9,448)    175.3    $    19,812  $       3,356      490.3
                                                   ================================================================================

   Net interest income, taxable equivalent......   $      17,897  $      17,156       4.3 %  $    53,784  $      51,240        5.0 %
                                                   ================================================================================


Share Information

                                                        Three Months Ended September 30,         Nine Months Ended September 30,
                                                   --------------------------------------------------------------------------------
                                                            1999           1998     Change          1999           1998      Change
                                                   --------------------------------------------------------------------------------
Basic income per share:
     Net income (loss)...........................  $        0.40  $       (0.52)    176.9 %  $      1.09  $        0.18      505.6 %
     Average common equivalent shares............     17,670,835     18,304,490       3.5     18,125,195     18,311,489       (1.0)
Diluted income per share:
     Net income (loss)...........................  $        0.40  $       (0.51)    178.4    $      1.09  $        0.18      505.6
     Average common equivalent shares............     17,763,070     18,657,474      (4.8)    18,204,647     18,693,390       (2.6)
Shares outstanding at period end.................     17,565,195     18,466,982      (4.9)    17,565,195     18,466,982       (4.9)
Cash dividends declared..........................  $        0.17  $        0.15      13.3    $      0.51  $        0.44       15.9
Book value.......................................  $       13.01  $       13.17      (1.2)   $     13.01  $       13.17       (1.2)

First Charter Corporation and Subsidiaries
(Unaudited, except for December 1998 amounts)

Loan Portfolio                                September 30, September 30,                December 31,
(Dollars in thousands)                                1999          1998      Change            1998        Change
                                             ----------------------------------------------------------------------
Commercial................................   $     614,360  $    443,036       38.7 %   $    469,524          30.8 %
Real estate...............................         647,656       833,546      (22.3)         824,385         (21.4)
Home equity...............................          79,602        73,870        7.8           75,098           6.0
Installment...............................          43,096        56,530      (23.8)          53,669         (19.7)
                                             ----------------------------------------------------------------------
   Total..................................   $   1,384,714  $  1,406,982       (1.6)    $  1,422,676          (2.7)
                                             ======================================================================

Nonperforming Assets                          September 30, September 30,                December 31,
(Dollars in thousands)                                1999          1998      Change            1998       Change
                                             ----------------------------------------------------------------------
Nonaccrual loans..........................   $       6,375  $      6,093        4.6 %   $      5,758          10.7 %
Restructured loans........................             389           577      (32.6)             577         (32.6)
Other real estate.........................           1,857         3,420      (45.7)           3,537         (47.5)
                                             ----------------------------------------------------------------------
   Total non-performing assets............   $       8,621  $     10,090      (14.6)    $      9,872         (12.7)
                                             ======================================================================

Allowance for Loan Losses                         Nine Months Ended September 30,
(Dollars in thousands)                       ---------------------------------------   December 31,       Change
                                                    1999          1998      Change            1998     (Annualized)
                                             ----------------------------------------------------------------------
Beginning balance (January 1).............   $    15,554  $     15,263        1.9 %   $     15,263           1.9 %
Provision charged to operations...........         2,600         1,917       35.6            2,376          46.3
Allowance related to loans sold...........          (369)            -          -                -             -
Charge-offs...............................        (1,485)       (2,258)     (34.2)          (2,737)        (27.5)
Recoveries................................           537           453       18.5              652          10.1
                                             ----------------------------------------------------------------------
   Net loan charge-offs...................          (948)       (1,805)     (47.5)          (2,085)        (39.2)
                                             ----------------------------------------------------------------------
      Ending balance......................   $    16,837  $     15,375        9.5     $     15,554           8.2
                                             ======================================================================

Selected Average Balances                          Three Months Ended September 30,         Nine Months Ended September 30,
(Dollars in thousands)                       -------------------------------------------------------------------------------------
                                                    1999          1998        Change          1999          1998          Change
                                             -------------------------------------------------------------------------------------
Loans.....................................   $ 1,371,260  $  1,383,416       (0.9)%   $  1,391,258  $  1,342,949          3.6 %
Securities................................       332,383       315,323        5.4          325,895       307,447          6.0
Total interest earning assets.............     1,706,467     1,722,886       (1.0)       1,724,853     1,658,773          4.0
Assets....................................     1,787,678     1,817,781       (1.7)       1,819,337     1,759,755          3.4
Deposits..................................     1,139,144     1,120,262        1.7        1,123,232     1,050,622          6.9
Total interest bearing liabilities........     1,415,489     1,436,232       (1.4)       1,433,495     1,383,569          3.6
Shareholders' equity......................       219,868       255,430      (13.9)         233,614       252,158         (7.4)

Selected Yield/Cost Rates (annualized)             Three Months Ended September 30,         Nine Months Ended September 30,
                                             -------------------------------------------------------------------------------------
                                                    1999          1998       Change           1999          1998          Change
                                             -------------------------------------------------------------------------------------
Yield on loans (FTE)......................          8.31 %        8.51 %      (20) BP         8.39 %        8.66 %        (27)BP
Yield on securities (FTE).................          6.56          6.67        (11)            6.61          6.17           44
Yield on interest earning assets (FTE)....          7.96          8.14        (18)            8.04          8.17          (13)
Cost of deposits..........................          3.80          4.15        (35)            3.94          4.40          (46)
Cost of interest bearing liabilities......          4.58          5.01        (43)            4.66          5.08          (42)
Interest rate spread......................          3.38          3.13         25             3.38          3.09           29
Net interest margin*......................          4.16          3.96         20             4.17          3.93           24

Significant Financial/Operating Ratios             Nine Months Ended September 30,
                                                    1999          1998       Change
                                             ----------------------------------------
Return on average assets (annualized).....          1.46 %        0.25 %      121 BP
Return on average equity (annualized).....         11.34          1.78        956
Efficiency ratio**........................         54.26         51.54        272
Allowance for loan losses to gross loans..          1.22          1.09         13
Nonperforming assets to assets............          0.47          0.55         (8)
Reserves to nonperforming loans...........        248.92        230.51      1,841
Interest bearing liabilities to earning
  assets..................................         90.27         89.03        124
Equity to assets..........................         12.55         13.28        (73)
Gross loans to deposits...................        121.83        128.73       (690)
Earning assets to total assets............         95.16         95.50        (34)
==================================================================================================================================

  BP  Change is measured in basis points
 FTE  Fully taxable equivalent
  * Net interest income, on a fully-taxable equivalent basis, as a percentage of average earning assets.
 ** Noninterest expense less foreclosed property expense divided by the sum of taxable equivalent net interest income plus noninterest income adjusted for non-recurring income.